POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of John Shea,
Jonathan Gregory and Michael Harrity signing singly, as the undersigned's true and lawful attorneys-in-fact to:

1) execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16 of the
Securities Exchange Act of 1934, as amended (the "Exchange Act") relating to Healthcare Services
Group, Inc. (the "Company");

2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.  The undersigned acknowledges that such attorney-in-fact is not assuming: (i) any liability for the undersigned's responsibility to comply with the requirements of the Act; (ii) any liability of the undersigned for any failure to comply with such requirements; or (iii) any obligation or liability of the undersigned for profit disgorgement under
Section 16(b) of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this
19th day of December, 2013.

Signature /s/ Jason J. Bundick

Print Name Jason J. Bundick